UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2024

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41614	84-1966887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
(888) 378-6240
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MLYS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the Board) of Mineralys Therapeutics, Inc. (the Company), and pursuant to the amended and restated bylaws of the Company, the Board appointed Alexander M. Gold, M.D. as a member of the Board and the Nominating and Corporate Governance Committee of the Board. Dr. Gold will serve as a Class I director, with an initial term expiring at the Company’s 2027 annual meeting of stockholders.
Dr. Gold has served as the Chief Medical Officer of Beren Therapeutics, a clinical-stage biotech company, since August 2023. Prior to his current role, he was Head Medical Officer at Sanifit-CSL until August 2023. He originally joined as Chief Medical Officer and President of Sanifit, Inc. in November 2017, which was then acquired by Vifor Pharma in January 2022 and subsequently by CSL Ltd. in August 2022. Prior to Sanifit, Dr. Gold held the role of Senior Vice President and Head of Clinical Development at Portola Pharmaceuticals from 2013 to 2017. Prior to Portola Pharmaceuticals, Dr. Gold was Head of Clinical Development at Reata Pharmaceuticals. During the previous 11 years, he held multiple leadership positions at AstraZeneca, including the Executive Director and Development Leader for BRILINTA, CRESTOR and ONGLYZA. Dr. Gold is currently Adjunct Professor at the Stanford University School of Medicine. Dr. Gold received a B.A. from Brandeis University and an M.D. from Harvard Medical School.
Pursuant to the Company’s non-employee director compensation program, Dr. Gold was granted on the date of his appointment options to purchase 44,000 shares of the Company’s common stock, which vest in substantially equal monthly installments over the three years following his appointment to the Board. Dr. Gold will receive cash compensation for his service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Dr. Gold has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 18, 2023.
There is no arrangement or understanding between Dr. Gold and any other person pursuant to which he was appointed as a director. Dr. Gold is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Dr. Gold is an independent director in accordance with the listing requirements of The Nasdaq Stock Market LLC.
Further, on June 13, 2024, Olivier Litzka, Ph.D. informed the Board of his decision to resign from the Board, effective June 13, 2024. Dr. Litzka advised the Company that his decision was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. In light of Dr. Litzka’s resignation and the end of Alexander Asam, Ph.D.’s directorship at the annual meeting of stockholders on May 22, 2024, the Board decreased the size of the Board to seven.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2024	MINERALYS THERAPEUTICS, INC.

	By:	/s/ Adam Levy

	Name:	Adam Levy

	Title:	Chief Financial Officer and Secretary